EX-99.906CERT

Certification Under Section 906
of the Sarbanes-Oxley Act of 2002

Kaysie P. Uniacke, President/Principal Executive Officer, and John M. Perlowski, Treasurer/Principal Financial Officer of Goldman Sachs Trust (the “Registrant”), each certify to the best of his or her knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2003 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President/Principal Executive Officer	Treasurer/Principal Financial Officer

Goldman Sachs Trust	Goldman Sachs Trust

/s/ Kaysie P. Uniacke	/s/ John M. Perlowski

Kaysie P. Uniacke	John M. Perlowski

Date: March 5, 2004	Date: March 5, 2004

This certification is being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.